UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

February 27, 2012

ATLANTIC GREEN POWER HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143352 (Commission File Number)	20-8901634 (IRS Employer Identification Number)
Bayport One Suite 455 8025 Black Horse Pike West Atlantic City, New Jersey 08232 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (609) 241-6027

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on Form 8-K/A (this “Amendment”) to the current report on Form 8-K (the “Original Report”) of Atlantic Green Power Holding Company (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2012, is solely to correct a statement regarding the record date of the proposed Distribution (as such term is defined in the Original Report).  The Original Report stated that the stockholders of record as of March 14, 2012 would be entitled to receive shares of Atlantic Green Power Corporation, the wholly-owned subsidiary of the Company, in the Distribution.  However, in order to ensure that certain conditions to the Distribution are satisfied, including, but not limited to, the approval by the Company’s stockholders of the Reverse Stock Split (as such term is defined in the Original Report), the board of directors of the Company will establish the record date for the Distribution after such conditions are satisfied.  The Company will file a current report on Form 8-K with the SEC announcing the establishment of the record date for the Distribution after the board of directors establishes same and satisfies all required notifications to regulatory authorities.

In addition, the Original Report also stated that only the Company’s stockholders of record as of March 14, 2012 would be entitled to receive a copy of the Information Statement to be prepared by the Company in connection with the Reverse Stock Split, the Distribution and certain related matters.  However, in addition to mailing a copy of such Information Statement to the stockholders of record as of March 14, 2012, the Company will undertake to promptly provide a copy of the Information Statement to any stockholder of the Company or representative thereof upon request, regardless of whether such person was a stockholder of record as of March 14, 2012.

The full text of the Original Report, as revised in accordance with this Explanatory Note appears below in this Amendment.  This Amendment does not modify or update disclosures in the Original Report except to the extent described in this Explanatory Note.

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On February 27, 2012, Atlantic Green Power Holding Company (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (the “Subscribers”), pursuant to which the Subscribers collectively loaned the amount of $60,000 to the Company, evidenced by promissory notes (each a “Note” and collectively the “Notes”) which mature on May 26, 2012 and accrue interest at a rate of six percent (6%) annually.

Simultaneously with the closing of the transactions described in the Subscription Agreement and as contemplated by the Company and the Subscribers, the Company entered into (i) an Assignment of Mineral Lease with Gerald Short, Carolyn Short and Charles H. Merchant, Sr., (ii) a Southern Real Estate Sales Contract with John Hancock Life Insurance Company (U.S.A.) and (iii) a Real Estate Sales Contract with David E. Riley (each a “Real Estate Contract” and collectively, the “Real Estate Contracts”), pursuant to which the Company will acquire certain real property located in the state of Alabama (the “Land Purchase”).  The Company applied the proceeds received from the Subscribers toward the required deposits under each of the Real Estate Contracts.

Based on the transactions described above, the Company expects to change the direction of its business.  Since February 3, 2010, the Company has engaged in the development of utility-scale solar energy generation projects in the Mid-Atlantic region of the United States through its wholly-owned subsidiary, Atlantic Green Power Corporation (“Atlantic Green Power”).  In anticipation of closing the Land Purchase, the Company expects to change its business strategy to the exploitation of potential mineral mining rights with respect to the properties to be acquired under the Real Estate Contracts.

Subject to the closing of the transactions described in the Real Estate Contracts, the Company anticipates that it will distribute all of the issued and outstanding shares of Atlantic Green Power’s common stock to the holders of the Company’s common stock (the “Distribution”).  In order to effectuate the Land Purchase and the Distribution, the Company contemplates conducting an up to 1,000-for-1 reverse stock split with respect to its common stock (the “Reverse Stock Split”) immediately prior to the Land Purchase, such that the holders of the Company’s common stock will receive one (1) share of Atlantic Green Power’s common stock in exchange for each share of the Company’s common stock held by them.  It is contemplated that the Company will conduct an equity financing in order to consummate the Land Purchase (the “Contemplated Land Purchase Financing”).  As a result of the Reverse Stock Split, the Contemplated Land Purchase Financing and the Distribution, the current holders of the Company’s common stock will (i) collectively hold all of the issued and outstanding shares of Atlantic Green Power’s common stock and (ii) collectively hold approximately five percent (5%) of the issued and outstanding shares of the Company’s common stock.  It is contemplated that the current directors and executive officers of the Company will resign their positions with the Company in connection with the closing of the Land Purchase.

The Company will not close the Land Purchase described in the Real Estate Contracts unless the Reverse Stock Split is effected.  The Reverse Stock Split is conditioned upon the approval of same by the Company’s stockholders.  In this connection, the Company will send to each of the Company’s stockholders an information statement that describes the Land Purchase, the Reverse Stock Split and the Distribution in greater detail and a solicitation of written consents from the stockholders to approve the Reverse Stock Split.  The Company will not make the Distribution unless the Reverse Stock Split is approved by the Company’s stockholders and the Land Purchase is consummated.  Upon approval of the Reverse Stock Split by the Company’s stockholders, the Company will establish the record date for the Distribution and disclose same.

The holders of record of shares of the Company’s common stock at the close of business on March 14, 2012 shall be entitled to vote for the approval of the Reverse Stock Split.  Any persons who acquire shares of the Company’s common stock subsequent to the record date of March 14, 2012 will not be entitled to vote for the approval of the Reverse Stock Split.

The Distribution is not intended to result in or create a market in Atlantic Green Power’s common stock.  Following the Distribution, Atlantic Green Power will be a privately held corporation, and its shares of common stock will be “restricted securities” under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and no distributee will be permitted to transfer shares of Atlantic Green Power’s common stock unless such shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act has been established.  The stock certificates evidencing shares of Atlantic Green Power’s common stock will bear legends referring to such restrictions, and in the event that Atlantic Green Power utilizes a third party registrar and transfer agent, Atlantic Green Power will issue stop transfer instructions to such third party to assure compliance with the foregoing restrictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC GREEN POWER HOLDING COMPANY
(Registrant)

By:  /s/ Robert Demos, Jr.
Robert Demos, Jr.
President and Chief Executive Officer

Date:  March 15, 2012